Exhibit 23-b

Independent Auditors’ Consent

The Board of Directors

Taisil Electronic Materials Corporation:

We consent to the use of our report dated January 17, 2003, with respect to the balance sheet of Taisil Electronic Materials Corporation as of December 31, 2002, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Taipei, Taiwan

February 2, 2004

/s/ KPMG Certified Public Accountants